EXHIBIT 99.13

Contact  Jeffery M. Jonas, MD                      Thomas Redington
         Chief Executive Officer                   203/222-7399
         816/960-1333                              212/926-1733

                   US PATENT ISSUED FOR AVAX ANTICANCER AGENT

            KANSAS CITY, MO. JUNE 18 -- AVAX Technologies, Inc. (Nasdaq: AVXT) said a US patent was issued covering anticancer technology it licensed from Rutgers University for exclusive development and worldwide marketing.

            The patent, US No. 5,752,142, grants claims to novel compounds which inhibit activity of topoisomerase I, a natural enzyme needed to support malignant tumor growth.

            The newly-patented molecules have the same antitumor mechanistic actions of currently marketed drugs, such as camptothecins, but have not shown their severe toxicity. In laboratory tests, they have been shown to inhibit the activity of the topoisomerase enzyme in several tumor cell lines.

            The work underlying the patent was led by Professor Edmond J. LaVoie, Ph.D., Professor of Medicinal Chemistry and Chairman, Department of Pharmaceutical Sciences, Rutgers University, and by Professor Leroy Liu, Ph.D., Professor of Pharmacology and Chairman, Department of Pharmacology, UMDNJ-Robert Wood Johnson Medical School. Professor LaVoie is a member of the Scientific Advisory Board of AVAX and is a consultant to the company.

            In commenting on the patent, Jeffrey M. Jonas, MD, president and CEO of AVAX, said "This is the first of an expected series of US and international patents covering technology AVAX licensed from Rutgers, which includes several novel chemical classes of compounds acting as topoisomerase inhibitors.

            "This provides an important expansion of the technology platforms for AVAX. Since these compounds act by the same mechanism as other successful anticancer drugs, we are optimistic over the outcome of ongoing development activities."

            AVAX Technologies is a development-staged biopharmaceutical company which acquires rights to and is developing technologies and products for the treatment of cancer and other life-threatening immunotherapies and chemotherapies for cancer. Immunotherapy is a rapidly developing segment of the cancer therapeutic market.

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            Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of


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      1995 and Section 27A of the Securities Act of 1933 and Section 21E of the
      Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each state of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-QSB for the Period Ended March 31, 1998. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.


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